                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Butowsky, Stuart M. Strauss and Ronald M. Feiman and each and any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form N-14 of Dean Witter Balanced Growth Fund, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE            TITLE             DATE
-------------------------  ----------- --------------------
/s/ Michael Bozic            Trustee      November 6, 1997
/s/ Edwin J. Garn            Trustee      November 6, 1997
/s/ John R. Haire            Trustee      November 6, 1997
/s/ Manuel H. Johnson        Trustee      November 6, 1997
/s/ Michael E. Nugent        Trustee      November 6, 1997
/s/ John L. Schroeder        Trustee      November 6, 1997
/s/ Wayne E. Hedien          Trustee      November 6, 1997

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Fink and Marilyn K. Cranney and each and any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form N-14 of Dean Witter Balanced Growth Fund, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           SIGNATURE               TITLE             DATE
------------------------------  ----------- --------------------
/s/ Charles A. Fiumefreddo        Trustee      November 6, 1997
/s/ Philip J. Purcell             Trustee      November 6, 1997